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                                                                      EXHIBIT 11

                                COMPUTATION OF NET INCOME (LOSS) PER COMMON AND
                                            COMMON EQUIVALENT SHARE



                                                                      Fiscal years ended September 30,
                                                            ---------------------------------------------------
                                                                1996                1995                1994
                                                            ---------------------------------------------------
PRIMARY
     Average common shares outstanding                       6,794,662           6,747,715           6,743,567
     Net effect of dilutive stock options - based on
      the treasury stock method using average market
      price                                                    157,747              29,801                  --
                                                            ---------------------------------------------------
    Total                                                    6,952,409           6,777,516           6,743,567
     Net income (loss)                                      $5,685,000          $1,399,000         $(1,452,000)
     Per share amount                                       $     0.82          $     0.21         $     (0.22)
                                                            ===================================================

FULLY DILUTED
     Average common shares outstanding                       6,794,662           6,747,715           6,743,567
     Net effect of dilutive stock options - based on
      the treasury stock method using the quarter-
      end market price, if higher than average                 158,757              29,801                  --
      market price
                                                            ---------------------------------------------------
     Total                                                   6,953,419           6,777,516           6,743,567
     Net income (loss)                                      $5,685,000          $1,399,000         $(1,452,000)
     Per share amount                                       $     0.82          $     0.21         $     (0.22)
                                                            ===================================================






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